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                                                                    Exhibit 99.1

[GLOBALSTAR LOGO]
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3200 Zanker Road
San Jose, CA  95134
Tel: (408) 933-4000
                                                                    NEWS
                                                           For Immediate Release
                                                           Contact: Mac Jeffery
                                                                    212/338-5383

             GLOBALSTAR REOPENS DISCUSSIONS WITH POTENTIAL INVESTORS
                         ICO TRANSACTION MIGHT NOT CLOSE

SAN JOSE, CA, October 27 - ICO Global Communications (Holdings) Limited has given Globalstar permission to reopen discussions with other companies in order to pursue an alternative transaction to acquire Globalstar. Globalstar has already initiated discussions with a number of potential investors.

ICO believes that a condition to closing its Investment Agreement with Globalstar likely will not be satisfied, and therefore there is a possibility that the ICO transaction might not close. Globalstar itself is not in breach of any of the terms of the Agreement.

Globalstar's day-to-day business operations are continuing as usual, and in the most recent quarter, the company posted record revenues and its narrowest operating loss ever. Globalstar hopes to complete a private sale transaction with a new investor in the near future, followed by the completion of its reorganization plan and emergence from the Chapter 11 process.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements provide our expectations or forecasts of future events. Actual results could differ materially as a result of known or unknown risks and uncertainties and other factors, including our ability to secure sufficient funding under credit facilities or from other sources, to restructure our debt, the acceleration of existing debt facilities and the exercise of remedies with respect thereto, and other risks, uncertainties and factors disclosed in the most recent report on Form 10-K and reports on Form 10-Q and Forms 8-K of Globalstar Telecommunications Ltd. and Globalstar, L.P. filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statement.